EXHIBIT 99.1
The Board of Directors MAKES NO RECOMMENDATION with respect to the Comrit Offer

November 21, 2023
Dear Stockholder:
I am writing to you on behalf of the board of directors (the "Board") of Sila Realty Trust, Inc. (the "Company", "we", "our", or "us") to notify you about the unsolicited tender offer being made for shares of the Company's Class A common stock, Class I common stock and Class T common stock (the "Shares"), by an unaffiliated third party.
Comrit Investments 1, Limited Partnership (“Comrit”) notified the Company that Comrit intends to make an unsolicited tender offer to the holders of our Shares (the "Comrit Offer"). You may have already received Comrit’s tender offer materials (the "Tender Offer Materials"). Comrit is offering to purchase up to an aggregate of 373,665 Class A shares, 53,381 Class I shares, and 106,761 Class T shares, at a price of $5.62 per Share. Neither we nor any of our affiliates are in any way affiliated with Comrit.
The Company is required by applicable Securities and Exchange Commission (“SEC”) rules and regulations to inform you of its position, if any, with respect to the Comrit Offer. In evaluating the terms of the Comrit Offer, the Board considered, among other things, the following factors:
(i)    Comrit is a for profit business, and as admitted by Comrit, it is making the offer "with the intention of making a profit." Comrit states that it was "motivated to establish the lowest price which might be acceptable to [the Company’s] [s]hareholders.” Comrit acknowledges that the price of $5.62 per Share offered is below the Company's current estimated net asset value ("NAV") of $8.13 per Share (the "Estimated Per Share NAV"), though this does not represent the price that a stockholder could obtain in the open market, or otherwise. The Audit Committee of the Company has recently engaged an independent third-party evaluation firm to conduct a process to determine a new estimated per share NAV. If and when a new estimated per share NAV is determined by the Board, it will be publicly disclosed. There is no guarantee the engagement will be consummated or that the Board will determine a new estimated per share NAV.
(ii)    The Board is aware that the Company’s share repurchase program is limited to death and involuntary exigent circumstances, and stockholders may need near-term liquidity. The Company can make no assurances that a future liquidity event will be successful and will enable you to sell your shares at a price in excess of the Comrit Offer price per Share.
(iii)     Because the Company is a non-exchange traded REIT, there is a limited market for the Company's common stock. There can be no certainty regarding the long-term value of the Company's common stock because the value is dependent on a number of factors, including: changes in macroeconomic and microeconomic conditions generally and in the real estate market specifically; developments related to individual assets in our portfolio; the Company's ability to maintain tenant occupancy levels; and the availability of capital and debt financing.

In light of the above factors, the Board REMAINS NEUTRAL and makes NO RECOMMENDATION on whether the Company's stockholders should accept or reject the Comrit Offer. Each stockholder must independently evaluate whether to tender their shares of the Company's common stock to Comrit pursuant to the Comrit Offer.
Please note that stockholders who tender their Shares of the Company's common stock will assign their right to receive distributions that are paid after the Comrit Offer expires. Stockholders who tender their shares pursuant to the Comrit Offer would thus give up their rights to any distributions after December 29, 2023 (or such other date to which the Comrit Offer may be extended). There is no guarantee that the Comrit Offer can or will be completed as soon as Comrit contemplates in the Tender Offer Materials. Comrit expressly reserves the right to amend the terms of the Comrit Offer, including by decreasing the $5.62 per Share offer price or by changing the number of Shares being sought or the type of consideration, at any time before the Comrit Offer expires.
Comrit acknowledges that the price of the offer was established based on Comrit’s objectives and not necessarily based on what is in the best financial interest of you and the other Company stockholders. Moreover, Comrit admits that it has "not made an independent appraisal of the Shares or the [Company's] properties" and that Comrit is "not qualified to appraise real estate."
The Securities and Exchange Commission (the "SEC") has recommended investors use caution with respect to the heightened risks involved with offers such as the Comrit Offer. In addition to this letter, we strongly encourage you to read the information provided by the SEC, here (www.sec.gov/investor/pubs/minitend.htm) and here (www.sec.gov/rules/interp/34-43069.htm).
The Board understands that you must make your own independent decision whether to tender or refrain from tendering your shares of the Company's common stock. We strongly urge you to carefully consider all aspects of the Comrit Offer in light of your own circumstances, including: (i) your investment objectives; (ii) your financial circumstances, including your tolerance for risk and need for immediate liquidity that cannot be satisfied by other means; (iii) other financial opportunities available to you; (iv) your own tax position and tax consequences; and (v) other factors you determine are relevant to your decision. You should carefully review all of the Tender Offer Materials sent to you by Comrit, as well as the Company's publicly available annual, quarterly and other reports, and consult with your own financial, tax and other advisors in evaluating the Comrit Offer before deciding whether to tender your shares of the Company's common stock.
PLEASE CONSULT WITH YOUR FINANCIAL ADVISOR AND TAX ADVISOR ABOUT THE IMPACT OF A SALE ON YOUR OWN PARTICULAR SITUATION.
To accept the Comrit Offer, follow the instructions in Comrit's Tender Offer Materials. To reject the Comrit Offer, simply ignore them; you do not need to respond to anything.
Should you have any questions or need further information about your options, please feel free to contact the Company's Investor Relations Department at IR@silarealtytrust.com or by writing to Computershare, P.O. Box 43007, Providence, RI 02940-3007.

Sincerely,
Michael A. Seton
President and Chief Executive Officer

Cautionary Note Regarding Forward-Looking Statements
Certain statements of the Company included in this letter that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as "may," "should," "expect," "could," "intend," "plan," "anticipate," "estimate," "believe," "continue," "predict," "potential" or the negative of such terms and other comparable terminology. The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the above involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company's SEC reports, including, but not limited to, the risk that our NAV may not reflect the value that our stockholders would receive upon the liquidation of our assets and settlement of our liabilities or a sale of the Company; the risks related to the availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the Company's business; and other factors, including those set forth in the Risk Factors provided in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022.